EXHIBIT 99.2

CONSENT OF INDEPENDENT VALUATION EXPERT

We hereby consent to the reference to our name and description of our role in the valuation process of Steadfast Income REIT, Inc. (the “Company”) being included or incorporated by reference in the Company’s Registration Statement (Amendment No. 19 to Form S-11 on Form S-3, File No. 333-160748) and the related prospectus included therein, by being filed on an Annual Report on Form 10-K of the Company, to be filed on the date hereof.

March 18, 2015	/s/ CBRE Capital Advisors, Inc.
CBRE Capital Advisors, Inc.